UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

INTERLEUKIN GENETICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452

PROXY STATEMENT
APRIL 28, 2006

Dear Stockholder,

We cordially invite you to attend our 2006 annual meeting of stockholders to be held at 9:00 a.m. on Tuesday, June 13, 2006 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at One Financial Center, Boston, Massachusetts 02111. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Interleukin Genetics, Inc. that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,
/s/ PHILIP R. REILLY
PHILIP R. REILLY CHAIRMAN OF THE BOARD

INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m.
DATE:	June 13, 2006
PLACE:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center, Boston, Massachusetts 02111

PURPOSES:

1.                 To ratify the appointment of Grant Thornton LLP as the company’s independent public accountants for the fiscal year ending December 31, 2006.

2.                 To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Interleukin Genetics, Inc. stock at the close of business on April 25, 2006. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ PHILIP R. REILLY
PHILIP R. REILLY CHAIRMAN OF THE BOARD

i

INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452
(781) 398-0700

PROXY STATEMENT FOR THE INTERLEUKIN GENETICS, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2006 annual meeting of stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card.

On or about May 15, 2006, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Only stockholders who owned common stock or Series A Preferred Stock at the close of business on April 25, 2006 are entitled to vote at the annual meeting. On this record date, there were 24,173,540 shares of our common stock and 5,000,000 shares of our Series A Preferred Stock outstanding. We are also sending, along with this proxy statement, our 2005 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2005.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote. On the record date, there were a total of 24,173,540 shares of common stock outstanding. Each share of our Series A Preferred Stock that you own entitles you to approximately 5.63 votes. On the record date there were 5,000,000 shares of Series A Preferred Stock outstanding, entitling the holder of those shares to an aggregate of 28,160,200 votes.

How Do I Vote?

You may vote by attending the meeting or by signing and mailing your proxy card.

How Do I Vote by Proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

If you properly fill in your proxy card and send it to us in time, your “proxyholder” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxyholder will vote your shares as recommended by the board of directors.

How Does the Board of Directors Recommend That I Vote on the Proposal?

The board of directors recommends that you vote “FOR” ratification of the appointment of our independent public accountants for our fiscal year ending December 31, 2006.

If any other matter is presented, your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters, other than those discussed in this proxy statement that needed to be acted on at the annual meeting.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•       You may send in another proxy with a later date;

•       You may notify our Secretary in writing before the annual meeting that you have revoked your proxy; or

•       You may vote in person at the annual meeting.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 25, 2006, the record date for voting.

What Vote is Required to Approve the Proposal to Ratify the Appointment of Our Independent Public Accountants?

The affirmative vote of a majority of our outstanding common stock and preferred stock present or represented by proxy and entitled to vote at the annual meeting voting together on an as-converted basis is required to ratify the appointment of our independent public accountants. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent public accountants. However, if our stockholders do not ratify the selection of Grant Thornton LLP as our independent public accountants for 2006, the Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We will only let our Inspector of Elections, U.S. Stock Transfer Corporation, examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. We plan to retain ADP Investor Communication Services to assist in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $10,000 plus expenses. In addition, our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock and our Series A Preferred Stock on an as-converted basis is necessary to constitute a quorum at the meeting.  Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 9:00 a.m. on Tuesday, June 13, 2006 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at One Financial Center, Boston, Massachusetts 02111. When you arrive at the meeting signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Voting

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the annual meeting.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. The rule applies to our annual reports, proxy statements and information statements. We do not engage in this practice, referred to as “householding,” however your broker or other nominee may. Once you receive notice from your broker that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card. If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 28, 2006 by (i) each of our Directors; (ii) each of our named executive officers (as that term is defined in Item 402(a)(3) of Regulation S-K); (iii) each person who is known to us to be the beneficial owner of more than five percent of our common stock based on a review of filings made with the SEC on or before February 28, 2006; and (iv) our Directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of February 28, 2006 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise indicated, to our knowledge, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(2)		PERCENT(3)
Pyxis Innovations Inc.	32,220,488	(4)	57.28%
7575 Fulton Street East
Ada, MI 49355
Stephen Garofalo	2,569,617	(5)	10.69%
6 Teal Court
New City, NY 10956
Valor Capital Management, L.P.	1,907,584	(6)	7.94%
137 Rowayton Ave.
Rowayton, CT 06853
Cathy Fine	1,449,800	(7)	6.03%
131 Talmadge Hill Road
New Canaan, CT 06840
Kenneth S. Kornman	1,403,204	(8)	5.73%
Philip R. Reilly	1,136,275	(9)	4.53%
Ramon W. Mohanlal	29,999	(10)	*
George D. Calvert	0	(11)	*
Thomas R. Curran, Jr.	0	(12)	*
William J. Viveen, Jr.	0	(13)	*
Fenel M. Eloi	0	(14)	*
All executive officers and directors as a group (7 persons)	2,569,478	(15)	10.06%

*                    Represents less than 1% of the issued and outstanding shares.

(1)          Unless otherwise indicated, the address for each person is our address at 135 Beaver Street, Waltham, MA 02452.

(2)          Beneficial ownership of our common stock is determined in accordance with the rules of the SEC and includes shares for which the stockholder has sole or shared voting or dispositive power. Shares of our common stock subject to options, warrants or other convertible securities currently exercisable or convertible, or which become exercisable or convertible within 60 days after February 28, 2006, are deemed to be beneficially owned and outstanding by the person holding the options, warrants or other convertible securities and are included for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)          Percentage ownership is based on a total of 24,034,060 shares of common stock issued and outstanding on February 28, 2006.

(4)          Based partly on a Schedule 13D jointly filed on March 16, 2004 with the SEC by Pyxis Innovations Inc., Alticor Inc. and Alticor Holdings Inc and information received by us from Alticor. Consists of 5,000,000 shares of Series A Preferred Stock presently convertible into 28,160,200 shares of common stock and convertible notes with an original aggregate principal amount of $2,595,336, the principal of which is convertible into 4,060,288 shares of common stock.

(5)          Based solely on information received by us from Mr. Garofalo in April 2006. Mr. Garofalo is the controlling stockholder of First Global Technology Corp. (“First Global”), which owns 814,967 of these shares. Mr. Garofalo has sole voting and dispositive power with respect to 1,754,650 of these shares, and Mr. Garofalo and First Global have shared voting and dispositive power with respect to all 2,569,617 shares.

(6)          Based solely on a Schedule 13G filed on January 3, 2003 with the SEC by Valor Capital Management, L.P.

(7)          Based solely on information received by us from Ms. Fine in February 2005. Includes 108,000 shares of common stock held by her children. Ms. Fine disclaims beneficial ownership of these shares.

(8)          Includes 888,723 shares of common stock held by a limited partnership of which Dr. Kornman is a general partner. As such, Dr. Kornman may be deemed the beneficial owner of these shares. Dr. Kornman disclaims beneficial ownership of these shares. Includes 434,031 shares of common stock issuable pursuant to options held by Dr. Kornman.

(9)          Includes 73,275 shares of common stock held in trust for Dr. Reilly’s children, 1,053,000 shares of common stock issuable pursuant to options held by Dr. Reilly. Dr. Reilly disclaims beneficial ownership of the shares held in trust for his children.

(10)   Includes 29,999 shares of common stock issuable pursuant to options held by Dr. Mohanlal.

(11)   Although appointed as a Series A director by Pyxis Innovations Inc., we have been advised that Dr. Calvert does not, directly or indirectly, have voting or investment power over the shares of stock held by Pyxis.

(12)   Although appointed as a Series A director by Pyxis Innovations Inc., we have been advised that Mr. Curran does not, directly or indirectly, have voting or investment power over the shares of stock held by Pyxis.

(13)   Although appointed as a Series A director by Pyxis Innovations Inc., we have been advised that Mr. Viveen does not, directly or indirectly, have voting or investment power over the shares of stock held by Pyxis.

(14)   Mr. Eloi resigned as the Company’s Chief Operating Officer and Chief Financial Officer effective August 31, 2005.

(15)   See footnotes 8 through 14 above.

MANAGEMENT

The following information relates to our executive officers and the members of our Board of Directors:

DIRECTORS/OFFICERS	AGE	POSITION
Philip R. Reilly	58	Director and Chairman of the Board
George D. Calvert	42	Director
Thomas R. Curran, Jr.	47	Director
William J. Viveen, Jr.	42	Director
Kenneth S. Kornman	58	Chief Executive Officer, President and Chief Scientific Officer
Ramon W. Mohanlal	47	Chief Medical Officer and Secretary
Gregg Mayer	49	Chief Business Officer

Our Board of Directors is divided into three classes, Class I, Class II and Class III. Philip R. Reilly, a Class I director, has been elected to serve until our 2007 Annual Meeting of Stockholders or until his successor is elected and qualified. The holders of shares of Series A Preferred Stock are entitled to elect up to four directors to our Board of Directors (the “Series A Directors”). The Series A Directors are not apportioned among classes.  Each of the Series A Directors is nominated and elected by Pyxis, as the sole holder of shares of our Series A Preferred Stock. Our officers serve at the discretion of the Board of Directors.

BUSINESS EXPERIENCE

PHILIP R. REILLY, M.D., J.D., currently Chairman of the Board of Directors resigned as our Chief Executive Officer in March 2006 after serving in that position since December 1999. In June 1999, Dr. Reilly had accepted the positions as our Chairman of the Board of Directors and Interim Chief Executive Officer. He became a Director in 1998. Prior to joining us as Chief Executive Officer, Dr. Reilly held the position of Executive Director of the Eunice Kennedy Shriver Center for Mental Retardation, Inc., a not-for-profit organization located in Massachusetts, a position he had held since 1990. Dr. Reilly has held numerous teaching positions, including Assistant Professor of Neurology at Harvard Medical School and Adjunct Professor of both Legal Studies and Biology at Brandeis University. He served as President of the American Society of Law, Medicine, and Ethics in 2000 and again in 2003.  From 1994-1997, he was on the Board of Directors of the American Society of Human Genetics. He is a current member of the American College of Medical Genetics, Massachusetts Bar Association, and American Association for the Advancement of Science. Dr. Reilly has served on many national committees chartered to explore public policy issues raised by advances in genetics. He is the author of five books and has published more than 100 articles in scholarly journals. Dr. Reilly holds a BA from Cornell University, a J.D. from Columbia University and an M.D. from Yale University.

GEORGE D. CALVERT is the Vice President, Research & Development/Quality Assurance of Access Business Group LLC, a manufacturing and distribution company and wholly owned subsidiary of Alticor Inc. He has held this position for the past five years. Dr. Calvert has previously held the positions of Director Quality Assurance/Analytical Services with Access Business Group LLC, and Senior Manager Home Tech Research & Development with Amway Corporation. Dr. Calvert earned a Ph.D. in Analytical Chemistry from the University of South Carolina and a Bachelor of Science degree in Chemistry from the College of William and Mary. He joined the Board of Directors as a Series A Director in connection with our transactions with Pyxis effective March 24, 2003.

THOMAS R. CURRAN, JR. is the Associate General Counsel/Corporate Development and Commercial Transactions of Alticor Inc., a company engaged in the principal business, through its affiliates, of offering products, business opportunities, and manufacturing and logistics services in more than 80 countries and territories worldwide, and which is the parent of Pyxis Innovations Inc.  He has held this position for the past five years. He also holds the position of Chief Legal Officer for Access Business Group LLC, a manufacturing and distribution company and wholly owned subsidiary of Alticor Inc. Prior to joining Alticor, Mr. Curran was a partner in the law firm of Howard & Howard in Bloomfield Hills, Michigan. From 1982 to 1991, Mr. Curran worked for the Polaroid Corporation in various domestic and international financial and managerial positions.  Mr. Curran holds a Bachelor of Arts from Providence College, a Master of International Management from the American Graduate School of International Management, and a Juris Doctorate from Suffolk University Law School. He joined the Board of Directors as a Series A Director in connection with our transactions with Pyxis effective March 24, 2003.

WILLIAM J. VIVEEN, JR. is the Chief Operating Officer of Kamps Inc., a pallet manufacturer, recycler and wood waste corporation. Until February 2006, Mr. Viveen was the Vice President of Finance and the Corporate Controller of Alticor, Inc., a company engaged in the principal business, through its affiliates, of offering products, business opportunities, and manufacturing and logistics services in more than 80 countries and territories worldwide, and which is the parent of Pyxis Innovations Inc. He had held this position for the prior three years. Prior to joining Alticor, Mr. Viveen worked for Deloitte & Touche LLP as a senior manager of their financial consulting services. From 1994 to 1997, Mr. Viveen was the Director of Finance for Meijer, Inc. in Walker, Michigan. From 1992 to 1994, Mr. Viveen was the Director of Finance for SourceCorp, Inc. in Grand Rapids, Michigan. From 1987 to 1992, Mr. Viveen was an Audit Manager with Arthur Andersen LLP. Mr. Viveen is a Certified Public Accountant and holds a Bachelor of Arts from Grand Valley State University in Allendale, Michigan. He joined the Board of Directors as a Series A Director on September 15, 2004.

KENNETH S. KORNMAN, DDS, PhD, is a co-founder and officer of Interleukin and currently holds the positions of Chief Executive Officer, President and Chief Scientific Officer. Prior to founding Interleukin in 1986, he was a Department Chair and Professor at The University of Texas Health Science Center at San Antonio. He has also been a consultant and scientific researcher for many major oral care and pharmaceutical companies. Dr. Kornman currently holds an academic appointment at Harvard University. Dr. Kornman holds six patents in the pharmaceutical area, has published three books and more than 100 articles and abstracts and has lectured and consulted worldwide on the transfer of technology to clinical practice. Dr. Kornman holds a BA in Economics from Duke University. He obtained a DDS from Emory University. Dr. Kornman also holds an MS (Periodontics) and a Ph.D (Microbiology-Immunology) from the University of Michigan.

RAMON W. MOHANLAL, MD, PhD, MBA, is a physician with specialist training in internal medicine and cardiology and has 12 years of experience in the biopharmaceutical industry. He is an officer of the company and currently holds the position of Chief Medical Officer. Prior to joining Interleukin Genetics in July 2005, Dr. Mohanlal spent three and a half years as Medical Director at Vertex Pharmaceuticals, Inc, where he was responsible for developing its anti-inflammatory drug portfolio. He was co-founder of, and served as acting CEO and Director of Research and Development at Syncytium, Inc. Prior to that, he worked for Pharmacia and GlaxoWellcome in clinical drug development positions of increasing managerial seniority. He holds a MD and PhD (Cardiology) from the University of Leiden, The Netherlands. He obtained a MBA from AIU and attended the greater Boston executive management program at the MIT/Sloan School of Management.

GREGG MAYER joined Interleukin Genetics in April 2006 bringing more than 20 years of experience in the biotech industry. He has extensive experience managing strategic marketing and development operations, negotiating global partnerships, business development, sales, and communications with leading biotechnology companies. Most recently, Mr. Mayer was at EPIX Pharmaceuticals, where he held the position of Vice President of Strategic Marketing and Communications. Prior to that, he was Director of Marketing at Chiron Diagnostics having directed development and strategy for a broad array of automated immunoassays. Mr. Mayer began his life sciences career in sales and marketing with Abbott Diagnostics. Mr. Mayer holds a Masters of Management degree in marketing, international business, and finance from Northwestern University’s J.L. Kellogg Graduate School of Management. He received a Bachelor of Business Administration in marketing from the University of Texas at Austin.

Committees of the Board of Directors and Meetings

We are managed under the direction of the Board of Directors. Our Board has determined that the following members of the Board qualify as independent under the definition promulgated by the American Stock Exchange and the Boston Stock Exchange: George D. Calvert, Thomas R. Curran, Jr. and William J. Viveen, Jr. Our Board of Directors has established five standing committees, Audit, Compensation, Nominating, Strategic Planning and Operations, each as described below.

Meeting Attendance.   During the fiscal year ended December 31, 2005, the Board of Directors met 5 times. Each of our Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member. The Board has adopted a policy under which each member of the Board of the Board is encouraged to make every reasonable effort to attend each annual meeting of our stockholders. One of the directors attended our 2005 annual meeting of stockholders.

Audit Committee.   Our Audit Committee met 11 times during fiscal year 2005. This Committee is responsible for retaining and overseeing our independent accountants, approving the services performed by them and reviewing our annual financial statements, accounting policies and our system of internal controls. Until December 7, 2005, the Audit Committee consisted of two members, William J. Viveen, Jr. (Chairman), and Thomas R. Curran, Jr., each of whom meet the independence requirements for Audit Committee members under the American Stock Exchange and Boston Stock Exchange rules. On December 7, 2005, Dr. George D. Calvert, who meets the independence requirements for Audit Committee members under the American Stock Exchange and Boston Stock Exchange rules, was appointed to the Audit Committee. The Board has determined that Mr. Curran and Mr. Viveen are each “audit committee financial experts” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. The Audit Committee currently operates pursuant to a written charter adopted and approved by the Board of Directors in March 2004. The report of the Audit Committee is included below.

Compensation Committee.   Our Compensation Committee met 5 times during fiscal year 2005. This Committee reviews our compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to our directors and officers and makes recommendations to the Board of Directors regarding stock option grants under our 2000 Employee Stock Compensation Plan and 2004 Directors, Officers and Employees Stock Compensation Plan. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. The Compensation Committee currently consists of George D. Calvert (Chairman), Thomas R. Curran, Jr. and William J. Viveen, Jr. All members of the Compensation Committee qualify as independent under the definitions promulgated by the American Stock Exchange and the Boston Stock Exchange. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating Committee.   Our Nominating Committee did not formally meet during fiscal 2005. The Nominating Committee currently consists of Thomas R. Curran, Jr. (Chairman), George D. Calvert and William J. Viveen, Jr. All members of the Nominating Committee qualify as independent under the definition promulgated by the American Stock Exchange and the Boston Stock Exchange. The Nominating Committee’s charter was filed with our proxy statement for the 2004 Annual Meeting of Stockholders, filed with the SEC on or about April 29, 2004. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2007 Annual Meeting of Stockholders using the procedures set forth in the Company’s By-laws, it must follow the procedures described in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating Committee by mail at Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

Strategic Planning Committee.   Our Strategic Planning Committee was formed in March 2003. The Strategic Planning Committee advises management in the preparation of a Strategic Plan, reviews and approves the Strategic Plan before its submission to the full Board of Directors for approval, reviews and approves any additions or changes to the Strategic Plan and sets and approves measurement standards consistent with the goals established in the Strategic Plan.

Operations Committee.   Our Operations Committee was formed in March 2003. The Operations Committee advises management in the preparation of the annual Operating Plan and approves the plan for submission to the full Board of Directors. The Operations Committee will also review the plan and assure that the activities established in the plan are reflected in the operating budget.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns regarding the company should contact Investor Relations at (781) 398-0700. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of three members, George D. Calvert, Thomas R. Curran, Jr. and William J. Viveen, Jr.  None of our executive officers serve on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee. There is no family relationship between or among the directors (including the Series A Directors) and executive officers.

Corporate Opportunity Agreement

We have agreed to certain terms for allocating opportunities as permitted under Section 122(17) of the Delaware General Corporation Law. This agreement, as set forth in the Series A Preferred Stock Purchase Agreement dated March 5, 2003, regulates and defines the conduct of certain of our affairs as they may involve Pyxis as our majority stockholder and its affiliates, and the powers, rights, duties and liabilities of us and our officers and directors in connection with corporate opportunities.

Except under certain circumstances, Pyxis and its affiliates have the right to engage in the same or similar activities or lines of business or have an interest in the same classes or categories of corporate opportunities as we do. If Pyxis, or one of our directors appointed by Pyxis, and its affiliates acquire knowledge of a potential transaction or matter that may be a corporate opportunity for both Pyxis and its affiliates and us, to the fullest extent permitted by law, Pyxis and its affiliates will not have a duty to inform us about the corporate opportunity or be liable to us or to you for breach of any fiduciary duty as a stockholder of ours for not informing us of the corporate opportunity, keeping it for its own account, or referring it to another person.

Additionally, except under limited circumstances, if an officer or employee of Pyxis who is also one of our directors is offered a corporate opportunity, such opportunity shall not belong to us.  In addition, we agreed that such director will have satisfied his duties to us and not be liable to us or to you in connection with such opportunity.

The terms of this agreement will terminate on the date that no person who is a director, officer or employee of ours is also a director, officer, or employee of Pyxis.

Compensation of Directors

The company’s policy is to pay each non-employee member of the Board of Directors $1,000 in cash compensation for each meeting of the Board of Directors attended in person by that director and 15,000 stock options to vest on the first anniversary of the grant date. Each of the current non-employee members of our Board of Directors declined such compensation for 2005.

EXECUTIVE COMPENSATION

The following table provides, for the three fiscal years ended 2005, total compensation paid or accrued by us to or on behalf of our Chief Executive Officer and each of other executive officers who received in excess of $100,000 in salary and bonus during fiscal year 2005 (collectively referred to as the “named executive officers”).

SUMMARY COMPENSATION TABLE

						Long Term
						Compensation
						Awards	Company
	Annual Compensation					Securities	Contributions
				Other Annual		Underlying	Under the Co.’s	All Other
Name and	Fiscal			Compensation		Options	401(k) Plan	Compensation
Principal Position	Year	Salary($)	Bonus($)	($)		(#)	($)	($)
Philip. R. Reilly,	2005	$325,000	$—	$8,085	(2)	—	$1,000	$1,835	(3)
Chief Executive	2004	$325,000	$25,000	$8,085	(2)	30,000	$1,000	$1,835	(3)
Officer(1)	2003	$325,000	$25,000	$8,085	(2)	180,000	$140	$1,835	(3)
Kenneth S. Kornman,	2005	$276,250	$—	$7,200	(4)	—	$—	$2,720	(3)
President and Chief	2004	$276,250	$25,000	$7,200	(4)	30,000	$—	$2,720	(3)
Scientific Officer(1)	2003	$276,250	$25,000	$13,934	(5)	180,000	$—	$2,720	(3)
Ramon W. Mohanlal,	2005	$135,000	$—	$3,600	(7)	200,000	$—	$—	(3)
Chief Medical Officer
and Secretary(6)
Fenel M. Eloi(8)	2005	$166,667	$—	$5,958	(9)	—	$—	$1,562	(3)
	2004	$250,000	$25,000	$8,358	(10)	30,000	$1,000	$1,562	(3)
	2003	$195,000	$25,000	$8,358	(10)	180,000	$120	$1,562	(3)

(1)          On March 30, 2006, Dr. Reilly resigned as Chief Executive Officer and Dr. Kornman assumed the additional role as Chief Executive Officer.

(2)          Represents a $7,200 automobile allowance paid to Dr. Reilly and $885 paid to Dr. Reilly to purchase life insurance.

(3)          Represents supplemental life insurance premiums paid by the Company.

(4)          Represents an automobile allowance paid to Dr. Kornman.

(5)          Represents moving expenses paid by the Company on behalf of Dr. Kornman in the amount of $6,754 and an automobile allowance in the amount of $7,200.

(6)          Dr. Mohanlal joined the Company on July 1, 2005 as Chief Medical Officer.

(7)          Represents an automobile allowance paid to Dr. Mohanlal.

(8)          Mr. Eloi resigned as the Company’s Chief Operating Officer and Chief Financial Officer effective August 31, 2005.

(9)          Represents a $4,800 automobile allowance paid to Mr. Eloi and $1,158 paid to Mr. Eloi to purchase life insurance.

(10)   Represents a $7,200 automobile allowance paid to Mr. Eloi and $1,158 paid to Mr. Eloi to purchase life insurance.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information regarding stock options granted to the named executive officers during fiscal year 2005.

Individual Grants
		% Of Total			Potentially Realizable
	Number Of	Options			Value At Assumed
	Securities	Granted To	Exercise		Annual Rates Of Stock
	Underlying	Employees	Or Base		Price Appreciation For
	Options	In Fiscal	Price	Expiration	Option Term(2)
Name	Granted	2005(1)	($/Share)	Date	5%($)	10%($)
Ramon W. Mohanlal	200,000	68.61%	$3.00	07/01/2015	$377,337	$956,245

(1)          In Fiscal 2005, options to purchase a total of 291,500 shares of Common Stock were granted to employees of the Corporation, including executive officers.

(2)          In accordance with the rules of the SEC, amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term.

Those gains are based on assumed rate of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s common stock, the optionee’s continued employment through the option period and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table provides information regarding the exercises of stock options by each of the named executive officers during fiscal year 2005 and the number and value of options held at fiscal year end. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2005 and the values of unexercised “in-the-money” options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the common stock.

			Number Of Securities		Value Of
	Shares		Underlying		Unexercised In-The-Money
	Acquired		Unexercised Options		Options
	Upon Option	Value	At Fiscal Year-End (#)		At Fiscal Year-End($)(2)
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Philip R. Reilly	20,000	$79,000	1,043,000	90,000	$3,291,900	$58,500
Kenneth S. Kornman	—	$—	424,031	90,000	$1,253,926	$58,500
Ramon W. Mohanlal	—	$—	20,000	180,000	$47,000	$423,000
Fenel M. Eloi(3)	210,000	$395,300	—	—	$—	$—

(1)          Represents the difference between the exercise price and the fair market value of Common Stock on the date of exercise.

(2)          Value is based on the closing sale price of $5.35 of the Company’s Common Stock on December 30, 2005, the last trading day of Fiscal 2005, less the applicable option exercise price.

(3)          Mr. Eloi resigned as the Company’s Chief Operating Officer and Chief Financial Officer effective August 31, 2005.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2005.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,764,421	$2.94	2,004,775 (3)
Equity compensation plans not approved by security holders(2)	713,394	$2.08	—
Total	2,477,815	$2.69	2,004,775

(1)          These plans consist of our 1996 Equity Incentive Plan, our 2000 Employee Stock Compensation Plan and our 2004 Employee, Director and Consultant Stock Plan.

(2)          These plans consist of the Non-Qualified Stock Option Agreements, between Interleukin and Philip R. Reilly, dated June 1, 1999 and November 30, 1999, the Research Transfer Agreement between Interleukin and the University of Sheffield, effective July 1, 1999 and the Consulting Agreement between Interleukin and Gordon Duff, effective July 1, 1999.

(3)          Excludes 294,714 of common stock reserved for issuance under the 1996 Equity Incentive Plan, because future grants are no longer being made under this plan.

Summary Description of the Company’s Non-Stockholder Approved Equity Compensation Plans

On June 1, 1999, we entered into a Non-Qualified Stock Option Agreement with Philip R. Reilly to induce him to enter a consulting services agreement dated the same day and to encourage him to become Chairman of the Board of Directors of Interleukin. Pursuant to the Agreement, we granted Mr. Reilly the option to purchase 240,000 shares of our common stock at $.50 per share on or before the option’s expiration date of June 1, 2009. These options vested in equal increments of 8,000 shares per month over thirty months and became fully vested on December 1, 2001. Mr. Reilly has exercised this option with respect to 23,000 shares of common stock. The options are non-transferable.

On November 30, 1999, we entered into an additional Non-Qualified Stock Option Agreement with Philip R. Reilly to further induce him to become Chairman of the Board of Directors of Interleukin. Pursuant to the Agreement, we granted Mr. Reilly the option to purchase 351,394 shares of our common stock at $2.875 per share on or before the option’s expiration date of December 31, 2010. These options vested in equal increments of 9,760 shares per month over a period of thirty-six months and became fully vested on November 30, 2002. The options are non-transferable.

Effective on July 1, 1999, we entered into a five-year Research and Technology Transfer Agreement with the University of Sheffield. The agreement provided for the grant of options to purchase 100,000 shares of our common stock. Pursuant to the agreement, we were required to grant options to purchase 25,000 shares annually at the beginning of each year of the last four years of the five-year arrangement. The options were granted with an exercise price equal to the current market price of the common stock at the time of grant, each June 30th, of the five-year arrangement. The options are fully vested when granted and exercisable for a period of five years from each date of grant. The agreement further provided that the University of Sheffield was to receive additional options to purchase 10,000 shares of stock at the current market price each June 30th for each patent that was filed on our behalf during the previous twelve months. As of the date of this report options to purchase 150,000 shares have been granted under this agreement.

Concurrent with the execution of the Research and Technology Transfer Agreement with the University of Sheffield, we entered into a five-year Consulting Services Agreement with the university’s key collaborator, Gordon W. Duff. The agreement provided for the grant of options to purchase up to a total of 100,000 shares of our common stock. Pursuant to the agreement, we were required to grant options to purchase 25,000 shares annually at the beginning of each year of the last four years of the five-year arrangement. The options were granted with an exercise price equal to the current market price of the common stock at the time of grant, each June 30th, of the five-year arrangement. The options are fully vested when granted and exercisable for a period of five years from each date of grant. As of the date of this report, all 100,000 options have been granted under this agreement.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Kenneth Kornman, DDS, Ph.D.

On March 30, 2006, the Registrant entered into an Employment Agreement with its President, Chief Executive Officer, and Chief Scientific Officer, Kenneth S. Kornman. Under the Agreement, Dr. Kornman will be employed for a period of three years, will receive a base salary at an annual rate of $340,000 and will be eligible to receive annual bonuses solely at the discretion of the Board of Directors. While Dr. Kornman remains employed by the Registrant, he will receive a grant of 12,500 shares of common stock of the Registrant on the first three anniversaries of March 30, 2006. Dr. Kornman will be entitled to participate in employee benefit plans that the Registrant provides or may establish for the benefit of its executives management generally (for example, group life, disability, medical, dental and other insurance, retirement pension, profit-sharing and similar plans). While Dr. Kornman remains employed by the Registrant, he will receive $3,296 annually for reimbursement of life insurance premiums and $600 per month as an automobile allowance.

Pursuant to the Agreement, if Dr. Kornman is terminated for Cause (as defined in the Agreement) or leaves without Good Reason (as defined in the Agreement), the Registrant shall not be obligated to make any further payment to Dr. Kornman (other than accrued and unpaid base salary and expenses to the date of termination), or continue to provide any benefit (other than benefits which have accrued pursuant to any plan or by law) to Dr. Kornman under the Agreement. Under the Agreement termination as a result of Dr. Kornman’s death or disability is treated effectively as a termination for Cause.

If Dr. Kornman is terminated by the Registrant without Cause or if Dr. Kornman terminates his employment with the Registrant for Good Reason (as defined in the Agreement), then, in addition to the accrued salary and benefits, Dr. Kornman shall be entitled to: (i) salary continuation at the salary Dr. Kornman was receiving at the time of termination for a period of up to twelve (12) months following termination; and (ii) continued participation in any employee health plan to which Dr. Kornman was a participant prior to his termination, with the premiums paid on the same basis as when Dr. Kornman had participated as an employee, for up to twelve (12) months following termination.

If Dr. Kornman is terminated by the Registrant upon a Cessation of the Business (as defined in the Agreement) Dr. Kornman shall be entitled to (i) salary continuation at the salary Dr. Kornman was receiving at the time of termination for a period of up to three (3) months following termination; and (ii) continued participation in any employee health plan to which Dr. Kornman was a participant prior to his termination, with the premiums paid on the same basis as when Dr. Kornman had participated as an employee, for up to three (3) months following termination

If Dr. Kornman is terminated by the Registrant without Cause (as defined in the Agreement), Dr. Kornman terminates his employment with the Registrant for Good Reason (as defined in the Agreement), or the term of the Agreement expires, then Dr. Kornman shall be permitted to exercise any then-outstanding stock options for a period of up to two years from such termination.

Philip R. Reilly, MD, JD

On March 30, 2006, the Registrant entered into an Amended and Restated Employment Agreement with Philip R. Reilly. Under the Agreement, Dr. Reilly will be employed for a period of two years (plus up to one additional year by mutual agreement), will receive a base salary at an annual rate of $185,000 and will be eligible to receive annual bonuses solely at the discretion of the Board of Directors. While Dr. Reilly remains employed by the Registrant, he will receive a grant of 3,000 shares of common stock of the Registrant on September 30, 2006 and an additional 7,000 shares of common stock on March 30, 2007. Dr. Reilly will be entitled to participate in employee benefit plans that the Registrant provides or may establish for the benefit of its executive management generally (for example, group life, disability, medical, dental and other insurance, retirement pension, profit-sharing and similar plans). While Dr. Reilly remains employed by the Registrant, he will receive $3,296 annually for reimbursement of life insurance premiums and $600 per month as an automobile allowance. Dr. Reilly will also receive up to $6,000 as reimbursement of legal fees incurred in negotiating the Agreement.

Pursuant to the Agreement, if Dr. Reilly is terminated for Cause (as defined in the Agreement) or leaves without Good Reason (as defined in the Agreement), the Registrant shall not be obligated to make any further payment to Dr. Reilly (other than accrued and unpaid base salary and expenses to the date of termination), or continue to provide any benefit (other than benefits which have accrued pursuant to any plan or by law) to Dr. Reilly under the Agreement. Under the Agreement termination as a result of Dr. Reilly’s death or disability is treated effectively as a termination for Cause.

If Dr. Reilly is terminated by the Registrant without Cause (as defined in the Agreement) or upon a Cessation of the Business (as defined in the Agreement) or if Dr. Reilly terminates his employment with the Registrant for Good Reason (as defined in the Agreement), then, in addition to the accrued salary and benefits, Dr. Reilly shall be entitled to: (i) salary continuation at the salary Dr. Reilly was receiving at the time of termination for a period of up to six (6) months following termination; and (ii) continued participation in any employee health plan to which Dr. Reilly was a participant prior to his termination, with the premiums paid on the same basis as when Dr. Reilly had participated as an employee, for up to six (6) months following termination.

If Dr. Reilly is terminated by the Registrant without Cause (as defined in the Agreement), Dr. Reilly terminates his employment with the Registrant for Good Reason (as defined in the Agreement), or the term of the Agreement expires, then Dr. Reilly shall be permitted to exercise any then-outstanding stock options for a period of up to two years from such termination.

Additionally, pursuant to the form of incentive stock option agreement and non-qualified stock option agreement under our 2000 Employee Stock Compensation Plan, stock options granted under that plan to our named executive officers and other employees will immediately vest upon a “change of control” of Interleukin, as defined in the Plan as follows:

the consummation of: (x) a merger, consolidation or reorganization of the Company with or into any other person if as a result of such merger, consolidation or reorganization, 50 percent or less of the combined voting power of the then-outstanding securities of the continuing or surviving entity immediately after such merger, consolidation or reorganization are held in the aggregate by the holders of Voting Stock immediately prior to such merger, consolidation or reorganization; (y) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company and its consolidated subsidiaries to any other person if as a result of such sale, lease, exchange or other transfer, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such sale, lease, exchange or other transfer are held in the aggregate by the holders of Voting Stock immediately prior to such sale, lease, exchange or other transfer; or (z) the stockholders of the Company approve the dissolution of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Under this definition, the issuance of the Series A Preferred Stock did not constitute a change of control of Interleukin.

Performance Graph

The following Performance Graph compares the Company’s cumulative total shareholder return on its Common Stock from December 31, 2000 through December 31, 2005, to the NASDAQ Stock Market Index and to the NASDAQ Biotechnology Index over the same period.  The following graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

This report is submitted by the Compensation Committee, which is responsible for establishing and administering our executive compensation policies and stock option plans. This committee is composed of George D. Calvert (Chairman), Thomas R. Curran, Jr. and William J. Viveen, Jr., none of whom are employees of ours. This report addresses the compensation policies for fiscal year 2005 as they affected Philip R. Reilly, in his capacity as Director, Chairman of the Board and Chief Executive Officer, and our other executive officers.

Overall Objectives of the Executive Compensation Program

The purpose of our compensation plan is to attract, retain and motivate key management employees.  It is our philosophy to pay our executives at levels commensurate with both Company and individual performance. A primary consideration in developing our executive compensation programs is to link the long-term financial interests of executives with those of the Company and its shareholders. The Compensation Committee reviews compensation for comparable organizations in order to establish the Company’s total compensation program and determine awards under the Incentive Plan.

In 2005, the total compensation program for our top executives, approved by our Board of Directors, consisted of a base salary for each of these executives.

Base Salary Program

It is our policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive’s performance, level of responsibility and position with the Company.

Annual Incentive

Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive.  Factors considered include implementation of the business plan, revenue growth, net profitability and cost control. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company’s growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments. The Compensation Committee believes that specific formulae restrict flexibility.

Equity Incentive Plan

In 2004, we adopted the Incentive Plan which permits us to make grants of stock options, stock appreciation rights or restricted stock awards as part of our overall incentive compensation program. The Incentive Plan is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of shareholders. The overall long-term incentive grant levels are established by reviewing the number of shares reserved for such plans by comparable organizations. Individual long-term incentive grants are based on the employee’s position and responsibility level.

Section 162(m)

Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of our five highest paid executives. Excluded from this limitation is compensation that is “performance based.” For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. In general, we believe that compensation relating to options granted under the Incentive Plan should be included in the $1 million limitation calculation. Compensation relating to our incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee in establishing the performance goals for such awards. The Compensation Committee believes that maintaining the discretion to evaluate the performance of our management is an important part of its responsibilities and inures to the benefit of our shareholders. The Compensation Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

CEO Compensation

The Committee established Dr. Reilly’s base salary at $325,000, which approximates the median level of CEOs at comparable companies in our industry in the Boston area. As of February 28, 2006, Dr. Reilly had beneficial ownership of 1,136,275 shares of stock, including 1,053,000 shares of which he has a right to receive pursuant to stock options exercisable within 60 days of February 28, 2006.

Conclusion

The Compensation Committee believes these executive compensation policies serve the interests of the shareholders and the Company effectively. The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company’s overall future successes, thereby enhancing the value of the Company for the shareholders’ benefit.

Members of the Compensation Committee
George D. Calvert
Thomas R. Curran, Jr.
William J. Viveen, Jr.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which is comprised of members who meet the independence requirements of the American Stock Exchange, on which the company’s shares are listed, has furnished the following report.

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2005, the Audit Committee took the following actions:

•       Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with management and Grant Thornton LLP, our independent auditors;

•       Discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•       Received written disclosures and the letter from Grant Thornton LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Members of the Audit Committee
George D. Calvert
William J. Viveen, Jr.
Thomas R. Curran, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

CORPORATE CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics will be made available to stockholders without charge, upon request in writing to the Corporate Secretary at Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions.

In February 2004, we entered into a Distribution Agreement with Access Business Group International LLC, an affiliate of our major stockholder, Pyxis Innovations Inc. Pursuant to this Agreement, we will establish a clinical laboratory, sell genetic tests to Access Business Group and certain of its affiliates and process these genetic tests in our clinical laboratory. The term of the Agreement is one year from our receipt of all certifications for our clinical laboratory required under the Clinical Laboratory Improvement Act of 1988, as amended. In April 2005, Alticor paid us $2.0 million as a non-refundable advance payment for genetic risk assessment tests to be processed under the terms of the Distribution Agreement.

In June 2004, we entered into a research agreement (Research Agreement II) with Alticor, as amended in September 2004, pursuant to which, Alticor agreed to pay us $2.2 million to conduct research into the development of a test to identify individuals with specific genetic variations that affect how people gain and maintain weight.

In February 2005, Alticor agreed to extend the draw down period of the $1.5 million working capital credit line through 2007.

In March 2005, we entered into an agreement (Research Agreement III) with Alticor to expand the research being performed under Research Agreement I, which we entered into in March 2003, to provide additional funding of $2.7 million over the two years beginning April 1, 2005. Also in March 2005, we entered into an additional research agreement (Research Agreement IV) with Alticor for exploratory research valued at $2.3 million over a two-year period commencing April 1, 2005.

In February 2006, we entered into two new Purchase Agreements with Alticor. The new Purchase Agreements cover two genetic Heath Assessment tests that we developed on behalf of Alticor. These are: 1) the Gensona™ Heart Health Genetic Test, which analyzes DNA variations in the Interleukin-1A and 1B genes to identify whether an individual may have a predisposition for chronically elevated measures of inflammation and an increased risk for heart disease; and 2) the Gensona™ General Nutrition Genetic Test, which analyzes DNA variations in two genes that affect Vitamin B metabolism and four genes that are involved in responding to oxidative stress. These tests will be provided exclusively through Quixtar, a subsidiary of Alticor. The Gensona™ Heart Health Genetic Test Purchase Agreement is a continuation of the Distribution Agreement, which will expire on March 22, 2006, through March 2008. The terms of the agreement provide that $0.6 million of the $2.0 million prepayment under the Distribution Agreement will be applied to purchases made under this agreement. The Gensona™ General Nutrition Genetic Test Purchase Agreement term is through January 2008.

Also in February 2006, the credit facilities with Alticor were amended to provide us with access to an additional $2.0 million of working capital borrowing at any time prior to April 1, 2007. Any amounts borrowed will bear interest at prime plus 1%, require quarterly interest payments and will be due five years from the date of borrowing. In addition, the restrictions on the existing $1.5 million line of credit were removed so that it can be used for general working capital purposes.

ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC. Requests should be directed to Investor Relations, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

To the extent this proxy statement has been or will be specifically incorporated by reference into any filing by Interleukin under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Report of the Compensation Committee on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

PROPOSAL:
RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Our Audit Committee has appointed Grant Thornton LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2006. The Board proposes that the stockholders ratify this appointment. Grant Thornton LLP audited our financial statements for the fiscal years ended December 31, 2005 and 2004. We expect that representatives of Grant Thornton LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2005, and fees billed for other services rendered by Grant Thornton LLP during those periods.

	2004	2005
Audit fees(1)	$46,850	$439,662
Audit related fees(2)	3,711	—
Tax fees	—	—
All Other Fees	—	—
Total	$50,561	$439,662

(1)          Audit fees consist of fees for professional services rendered for the audit of the Company’s annual financial statements, a review of the interim financial statements included in the quarterly reports and a review of internal controls over financial reporting (Section 404 of the Sarbanes-Oxley Act of 2002) in 2005

(2)          Audit related fees consisted principally of review of a Form S-8 filed with the SEC in 2004.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to the engagement of the independent auditor for the next year’s audit, management will submit to the Audit Committee for approval a summary of the services expected to be rendered during that year for each of four categories of services.

1.     Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.     Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.     Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.     Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting, voting together on an as-converted basis, is required to ratify the appointment of the independent public accountants.

In the event the stockholders do not ratify the appointment of Grant Thornton LLP as our independent public accountants, the Audit Committee will reconsider its appointment.

The Board Of Directors recommends a vote “FOR” to ratify the appointment of Grant Thornton LLP as independent public accountants, and proxies solicited by the board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2007, stockholder proposals must be received no later than January 15, 2007 and not before December 15, 2006. To be considered for presentation at the 2007 Annual Meeting, although not included in the proxy statement, proposals must be received no later than April 14, 2007 and not before December 15, 2006. Proposals received after April 14, 2007 will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2007, nominations for directors must be received no later than January 15, 2007. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, nominations for directors must be received no later than March 15, 2007. Nominations received after March 15, 2007 will not be voted on at the Annual Meeting. If a nomination is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority with respect to the nomination under circumstances consistent with the proxy rules of the SEC. All nominations for directors should be marked for the attention of Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

Waltham, Massachusetts
April 28, 2006

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available to beneficial owners of our common stock without charge upon written request to Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 13, 2006

INTERLEUKIN GENETICS, INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 28, 2006 in connection with the Annual Meeting of Stockholders of Interleukin Genetics, Inc. (the “Company”) to be held at 9:00 a.m. on Tuesday, June 13, 2006 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at One Financial Center, Boston, Massachusetts 02111 and hereby appoints Kenneth S. Kornman and Ramon W. Mohanlal, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Interleukin Genetics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the Proposal.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

1.                 Proposal to ratify the appointment of Grant Thornton LLP as the company’s independent public accountants for the fiscal year ending December 31, 2006.

☐ FOR                  ☐ AGAINST                  ☐ ABSTAIN

☒ Please mark votes as in this example.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date
Signature:	Date

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

THANK YOU FOR VOTING.